                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION
                                       OF
                             WOODROAST SYSTEMS, INC.


                                    ARTICLE 1

                                      NAME

    The name of the Corporation is Woodroast Systems, Inc.

                                    ARTICLE 2

                                REGISTERED OFFICE

    The address of the registered office of the Corporation is 4200 IDS Center, Minneapolis, Minnesota 55402.

                                    ARTICLE 3

                                     CAPITAL

    A. The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of $.005 per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

    B. In addition to any and all powers conferred upon the Board of Directors by the laws of the State of Minnesota, the Board of Directors shall have the authority to establish by resolution more than one class or series of shares, either preferred or common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Corporation's outstanding shares.

    C. The Board of Directors shall also have the authority to issue rights to convert any of the Corporation's securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issues share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price or prices at which such shares may be subscribed for or purchased. Such options, warrants and rights, may be transferable or nontransferable and separable or inseparable from other securities of the Corporation. The Board of Directors is authorized to fix the terms, provisions and conditions of such options, warrants and rights, including the conversion basis or bases and the option price or prices at which shares may be subscribed for or purchased.

                                    ARTICLE 4

                               SHAREHOLDER RIGHTS

    A.  No shareholder of the Corporation shall have any preemptive rights.

    B. No shareholder of the Corporation shall have any cumulative voting rights.

                                    ARTICLE 5

                WRITTEN ACTION BY LESS THAN ALL OF THE DIRECTORS

    Any action required or permitted to be taken at a Board meeting, other than an action requiring shareholder approval, may be taken by written action of the Board of Directors if signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                    ARTICLE 6

                         LIMITED LIABILITY OF DIRECTORS

    To the fullest extent permitted by law, a director shall have no personal liability to the Corporation or its shareholders for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                  STATE OF MINNESOTA
                  DEPARTMENT OF STATE
                         FILED
                     MAY 04, 1994
                /s/ Joan Anderson Growe
                  Secretary of State

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             WOODROAST SYSTEMS, INC.

    I, the undersigned, Sheldon F. Jacobs, President of Woodroast Systems,
Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that the resolutions hereinafter set forth were duly adopted by the affirmative vote of a majority of the directors present and entitled to vote at a meeting of the Board of Directors held on May 22, 1995, pursuant to which the Board of Directors declared a share combination in the form of a 1-for-3 reverse stock split on the outstanding shares of common stock of the Corporation and reduced the authorized capital stock of the Corporation:

    NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby declares a 1-for-3 reverse stock split of the outstanding common stock of the
    corporation held by all shareholders of record as of the closing    of
    business on May 22, 1995 (the "Record Date"), effective as of 6:00 a.m., Central Daylight Time, on May 25, 1995, with each holder of record of common stock of the Corporation as of the Record Date to be deemed the owner of one share of common stock for each three shares of common stock owned by such h older as of such date;

    FURTHER RESOLVED, that fractional shares of common stock shall not be issued, and that the Corporation shall pay cash in lieu of fractional shares that would otherwise be outstanding as a result of a reverse stock split, at the fair market value of such common stock, determined with reference to the average of the closing bid and asked price of the Company's common stock on the Record Date;

    FURTHER RESOLVED, that the Board of Directors hereby authorizes the amendment of the Corporation's Articles of Incorporation decreasing the shares of authorized capital stock from 100,000,000 shares, par value $.005, to 33,000,000 shares, par value $.005;

    FURTHER RESOLVED, that, to effect said amendment, Article 3, Paragraph
    A of the Corporation's Articles of Incorporation hereby is amended to read as follows:

                                    "CAPITAL

         A. The Corporation is authorized to issue Thirty-Three Million (33,000,000) shares of Capital Stock, having a par value of $.005 par share in the case of Common Stock, and having a par value as determined by the Board of Directors in the case of Preferred Stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota."

    I further certify that the Amendment to the Articles of Incorporation referred to in the foregoing resolutions will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of capital stock of the Corporation and will not result in the percentage of authorized shares that remains unissued after the stock split to exceed the percentage of authorized shares that were unissued before the stock split.

    IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of May, 1995.


                                                  /s/ Sheldon F. Jacobs
                                                  -----------------------------
                                                  Sheldon F. Jacobs, President



                  STATE OF MINNESOTA
                  DEPARTMENT OF STATE
                         FILED
                     MAY 24, 1995
                /s/ Joan Anderson Growe
                  Secretary of State

                               STATE OF MINNESOTA
                               SECRETARY OF STATE

                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

      Please read the instructions on the back before completing this form.

1.    Corporate Name:

      WOODROAST SYSTEMS, INC.

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box is not acceptable.

      10250 VALLEY VIEW ROAD, STE 145, EDEN PRAIRIE, MN 55344

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):

             NONE
   -----------------------------------------------------------------------------
   If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with Minnesota Statutes, Section 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate, I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this certificate under oath.

                                              /s/ Sheldon F. Jacobs
                                          ---------------------------------
                                         (Signature of Authorized Person)

Name and Telephone Number of a Contact Person:  Sheldon F. Jacobs (612) 944-5113

Filing fee: Minnesota Corporations, Cooperatives           OFFICE USE ONLY
             and Limited Liability Companies:  $35.00

             Non-Minnesota Corporations: $50.00
                                                                   STATE OF MINNESOTA
             Make checks payable to Secretary of State             DEPARTMENT OF STATE
                                                                           FILED
Return to: Minnesota Secretary of State                                SEP 27, 1995
             180 State Office Building                            /s/ Joan Anderson Growe
             100 Constitution Ave.                                    Secretary of State
             St. Paul, MN  55155
             (612) 296-2803